Exhibit 7.11

                                                            EXECUTION COPY

                       THOMAS H. LEE EQUITY FUND VI, L.P.
                      THOMAS H. LEE PARALLEL FUND VI, L.P.
                    THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.
                        c/o Thomas H. Lee Partners, L.P.
                         100 Federal Street, 35th Floor
                           Boston, Massachusetts 02110

                        GS CAPITAL PARTNERS VI FUND, L.P.
                   GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.
                      GS CAPITAL PARTNERS VI GMBH & CO. KG
                      GS CAPITAL PARTNERS VI PARALLEL, L.P.
                             GSMP V ONSHORE US, LTD.
                            GSMP V OFFSHORE US, LTD.
                          GSMP V INSTITUTIONAL US, LTD.
                            c/o Goldman, Sachs & Co.
                                 85 Broad Street
                            New York, New York 10004

CONFIDENTIAL

March 17, 2008

MONEYGRAM INTERNATIONAL, INC.
1500 Utica Avenue South, MS 8020
Minneapolis, Minnesota 55416

Ladies and Gentlemen:

         Reference is hereby made to that certain Amended and Restated Purchase Agreement, dated as of the date hereof, as it may be further amended from time to time (the "Purchase Agreement"), among MoneyGram International, Inc., a Delaware corporation (the "Company"), and the several parties set forth on Schedule A attached thereto (collectively, the "Investors"). Reference is also made to that certain amended and restated letter agreement (the "Wal-Mart Letter Agreement"), dated as of March 17, 2008, among Wal-Mart Stores, Inc. ("Wal-Mart") and the Investors, a true and complete copy of which has been provided to the Company.

         The Company and each of the Investors hereby agree that notwithstanding anything to the contrary in the Purchase Agreement, the Investors may transfer Securities (as defined in the Purchase Agreement) and assign rights to purchase Securities under the Purchase Agreement to Wal-Mart in connection with the Wal-Mart Letter Agreement. The Company and each of the Investors hereby also agree that in the event Wal-Mart obtains Securities in connection with the Wal-Mart Letter Agreement, the Investors may assign Wal-Mart rights pursuant to
Section 4.7 of the Purchase Agreement and the right to become a party to the Registration Rights Agreement (as defined in the Purchase Agreement) as if originally a party thereto; provided, however, that in no event shall Wal-Mart be an Investor for the purposes of Section 4.1(h) of the Purchase Agreement.

         The Investors and Wal-Mart agree that the Wal-Mart Letter Agreement may be disclosed to any third party that, prior to the Closing (as defined in the Purchase Agreement), makes a Company Transaction Proposal (as defined in the Purchase Agreement), so long as such third party has executed a customary confidentiality agreement with the Company. Wal-Mart further agrees that the Money Services Agreement, effective February 1, 2005, as amended to the date hereof (the "Money Services Agreement"), between the Company (or its subsidiaries) and Wal-Mart may be disclosed to any such person. Each party hereto further agrees that, except as set forth in this paragraph or as required by law, it shall not prior to the Closing disclose to any third party the existence or substance of the Wal-Mart Letter Agreement, or provide a copy thereof to any third party; provided that each such person may provide a copy thereof to its representatives and advisors, and the Investors may provide such disclosure or such a copy to those persons to whom they syndicate the opportunity to purchase the Preferred Shares in accordance with the Purchase Agreement.

         The parties agree and acknowledge that the Company may describe the Wal-Mart Letter Agreement or the Money Services Agreement in connection with a proxy statement, as required by law in other securities law filings or as otherwise required by law. In this instance, the Company shall provide Wal-Mart a reasonable opportunity to comment on draft disclosure and Wal-Mart shall respond in a reasonable period of time.

         Wal-Mart and each of the Investors acknowledges and agrees that it is not (and will not be) party to any agreement that prohibits or restricts Wal-Mart in any way from reaching any agreement with any third party, prior to the Closing, concerning the Company or any Company Transaction Proposal.

         This agreement constitutes the entire agreement reached between the parties to this agreement with respect to the subject matter hereof and supersedes all prior arrangements between such parties relating to such subject matter, including without limitation, that certain Wal-Mart transfer letter agreement, by and between the Investors, the Company and Wal-Mart, dated as of February 11, 2008.

                  [Remainder of page intentionally left blank]

         Please acknowledge your agreement below.

                                     Very truly yours,

                                     THOMAS H. LEE EQUITY FUND VI, L.P.

                                     By: THL EQUITY ADVISORS VI, LLC,
                                           its general partner
                                     By: THOMAS H. LEE PARTNERS, L.P.,
                                           its sole member
                                     By: THOMAS H. LEE ADVISORS, LLC,
                                           its general partner

                                     By: /s/ Scott L. Jaeckel
                                         --------------------------------------
                                         Name: Scott L. Jaeckel
                                         Title: Managing Director


                                     THOMAS H. LEE PARALLEL FUND VI, L.P.

                                     By: THL EQUITY ADVISORS VI, LLC
                                           its general partner
                                     By: THOMAS H. LEE PARTNERS, L.P.,
                                           its sole member
                                     By: THOMAS H. LEE ADVISORS, LLC,
                                           its general partner

                                     By: /s/ Scott L. Jaeckel
                                         --------------------------------------
                                         Name: Scott L. Jaeckel
                                         Title: Managing Director


                                     THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.

                                     By: THL EQUITY ADVISORS VI, LLC
                                           its general partner
                                     By: THOMAS H. LEE PARTNERS, L.P.,
                                           its sole member
                                     By: THOMAS H. LEE ADVISORS, LLC,
                                           its general partner

                                     By: /s/ Scott L. Jaeckel
                                         --------------------------------------
                                         Name: Scott L. Jaeckel
                                         Title: Managing Director



   [Signature Page to Amended and Restated Wal-Mart Transfer Letter Agreement]

                                     GS CAPITAL PARTNERS VI FUND, L.P.

                                     By:  GSCP VI Advisors, L.L.C.
                                           its General Partner

                                     By: /s/ Oliver Thym
                                         ---------------------------------------
                                         Name:  Oliver Thym
                                         Title:  Managing Director


                                     GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.

                                     By:  GSCP VI Offshore Advisors, L.L.C.
                                           its General Partner

                                     By: /s/ Oliver Thym
                                         ---------------------------------------
                                         Name:  Oliver Thym
                                         Title: Managing Director


                                     GS CAPITAL PARTNERS VI GMBH & CO. KG

                                     By:  GS Advisors VI, L.L.C.
                                           its Managing Limited Partner

                                     By: /s/ Oliver Thym
                                         ---------------------------------------
                                         Name:  Oliver Thym
                                         Title: Managing Director


                                     GS CAPITAL PARTNERS VI PARALLEL, L.P.

                                     By:  GS Advisors VI, L.L.C.
                                           its General Partner

                                     By: /s/ Oliver Thym
                                         ---------------------------------------
                                         Name:  Oliver Thym
                                         Title: Managing Director


   [Signature Page to Amended and Restated Wal-Mart Transfer Letter Agreement]

                                     GSMP V ONSHORE US, LTD.

                                     By: /s/ Oliver Thym
                                         ---------------------------------------
                                         Name:  Oliver Thym
                                         Title: Managing Director



                                     GSMP V OFFSHORE US, LTD.

                                     By: /s/ Oliver Thym
                                         ---------------------------------------
                                         Name:  Oliver Thym
                                         Title: Managing Director



                                     GSMP V INSTITUTIONAL US, LTD.

                                     By: /s/ Oliver Thym
                                         ---------------------------------------
                                         Name:  Oliver Thym
                                         Title: Managing Director











   [Signature Page to Amended and Restated Wal-Mart Transfer Letter Agreement]

Accepted and agreed as of
the date first written above:



MONEYGRAM INTERNATIONAL, INC.

By: /s/ Philip W. Milne
    -------------------------------------
    Name: Philip W. Milne
    Title: Chairman, President and
           Chief Executive Officer





















   [Signature Page to Amended and Restated Wal-Mart Transfer Letter Agreement]

Accepted and agreed as of
the date first written above:


WAL-MART STORES, INC.

By: /s/ Jane J. Thompson
    ----------------------------------------
    Name: Jane J. Thompson
    Title: Senior Vice President and
           President of Financial Services










                                         Approved as legal terms only

                                         by: /s/ Anthony George
                                             ---------------------------------
                                             Wal-Mart Legal Team

                                         Date: 03-16-08
                                               -------------------------------















  [Signature Page to Amended and Restated Wal-Mart Transfer Letter Agreement]